Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

HEALTHCARE TRIANGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Shares

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Common Stock, par value $0.00001 per share, issuable upon conversion of convertible notes (3)	Equity	457(c)	11,111,112	$2.98	$33,111,113.76	0.00014760	$4,887.21
Fees to Be Paid	Common Stock, par value $0.00001 per share, issuable upon exercise of warrants (4)	Equity	457(c)	1,072,500	$2.98	$3,196,050	0.00014760	$471.74

	Total Offering Amounts					$36,307,163.76		$5,358.93
	Total Fees Previously Paid							00.00
	Total Fee Offsets							00.00
	Net Fee Due							$5,358.93

Table 1: Newly Registered and Carry Forward Securities

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Common Stock set forth in this table shall be adjusted to include such shares, as applicable.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales price of the Common Stock as reported by The Nasdaq Stock Market LLC on January 11, 2024.
(3)	Represents shares of Common Stock issuable upon conversion of convertible note issued or issuable to the selling stockholder named in the registration statement pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.
(4)	Represents shares of Common Stock issuable upon exercise of warrants issued or issuable to the selling stockholder named in the registration statement pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.